EXHIBIT 1.02

DORMAN PRODUCTS, INC.

Conflict Minerals Report

Introduction

This Conflict Minerals Report (the “Report”) of Dorman Products, Inc. (the “Company”, “we”, “us”, or “our” refers to Dorman Products, Inc. and its subsidiaries) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2013 to December 31, 2013.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which are collectively referred to in this report as “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, Conflict Minerals are necessary to the functionality of certain of the Company’s products that the Company contracts to manufacture.

The Company has adopted a Conflict Minerals Policy Statement (the “Company Policy”). The Company Policy provides that (i) the Company supports the effort to end the human rights violations and violence in the Covered Countries; (ii) it is the goal of the Company to procure products that are certified as “conflict free;” and (iii) the Company will work diligently to ensure compliance with this commitment and will undertake reasonable due diligence within its supply chain to ensure that all of its vendors support this effort. A copy of the Company Policy is available at www.dormanproducts.com. The content of any website referred to in this Report is included for general information only and is not incorporated by reference into this Form SD.

Description of the Company and the Products Covered by this Report

The Company is a supplier of replacement parts and fasteners for passenger cars, light trucks and heavy duty trucks in the automotive aftermarket, many of which the Company designs and engineers. The Company groups its products into four major classes (the “Product Groups”): power-train, automotive body, chassis, and hardware. The power-train product line includes intake and exhaust manifolds, cooling products, harmonic balancers, fluid lines, fluid reservoirs, connectors, 4 wheel drive components and axles, drain plugs, and other engine, transmission and axle components. Automotive body products include door handles and hinges, window lift motors, window regulators, switches and handles, wiper components, lighting, electrical, and other interior and exterior automotive body components. Chassis products include brake hardware and hydraulics, wheel and axle hardware, suspension arms, knuckles, links, bushings, and other suspension, steering and brake components. Hardware products include threaded bolts, auto body and home fasteners, automotive and home electrical wiring components, and other hardware assortments and merchandise. Conflict Minerals are necessary to the functionality of certain of the Company’s products that the Company contracted to manufacture and for which the manufacture was completed during calendar year 2013 (the “Covered Products”). The Covered Products includes products from each of the four Product Groups. A list of the Covered Products is set forth on Appendix A to this Report.

Supply Chain Risk Management

The Company has identified certain supply chain risk categories which include disruptions, delays, systems, forecast, intellectual property, procurement, receivables, inventory and capacity. There is no simple solution to managing supply chain risk. The implementation of one strategy intended to mitigate a particular risk (e.g. purchase all product from one supplier to improve efficiencies) may cause the supply chain to face another risk (e.g. purchasing all product from one supplier increases the risk of disruptions and delays from events occurring near the supplier’s location). The Company minimizes its supply chain risk through the adoption of contingency planning and having a resilient and agile supply chain.

Due Diligence Measures Performed by the Company

The Company conducted a good faith reasonable country of origin inquiry with respect to the Conflict Minerals included in the Covered Products. This good faith inquiry was reasonably designed to determine whether any of the Conflict Minerals included in the Covered Products originated in the Covered Countries or were from recycled or scrap sources. The Company also performed due diligence with respect to the source and chain of custody of the Conflict Minerals included in the Covered Products. The Company’s due diligence measures were designed to conform to the framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum, and tungsten (the “OECD Guidance”).

Our Conflict Minerals project team is headed by our Vice President of Purchasing and includes members from our supply chain, engineering, quality, finance and legal departments. The team meets on a quarterly basis to discuss the due diligence process and progress. The Company’s supply chain with respect to the Covered Products is complex and there are many parties in the supply chain between the manufacturer of the Covered Products and the original source of the Conflict Minerals. As a contract manufacturer, we do not purchase Conflict Minerals directly from mines, smelters or refiners. Rather, we rely on the manufacturers to acquire the raw materials necessary for the Covered Products. The Company must therefore rely on its supply chain to provide information regarding the origin of the Conflict Minerals that are included in the Covered Products. Moreover, the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore our due diligence process includes steps to identify the applicable smelters and refiners of Conflict Minerals in the Company’s Covered Products supply chain.

We began the due diligence process by first creating a list of products that we contract to manufacture which contained Conflict Minerals. We then identified the names of vendors from whom we contracted to manufacture such products. Once identified, we sent each vendor a Conflict Minerals reporting template (described below) and a letter with instructions on how to complete the reporting template. We have adopted the Electronic Industry Citizenship Coalition (EICC) Conflict Minerals Due Diligence Reporting Template (the “Template”) as a standard questionnaire for conducting inquiries into our supplier’s sources of metals. This Template was created by the EICC and the Global e-Sustainability Initiative (GeSI) as a common means for the collection of sourcing information related to Conflict Minerals.

In completing the Template, each vendor was asked, among other questions, whether the products or components they supplied to us or manufactured for us contained Conflict Minerals; the origin of such Conflict Minerals; to identify the sources of Conflict Minerals from their lower tier level suppliers; and to determine the smelter or mine origin. Suppliers and manufacturers were asked to return a copy of the Template once completed. Upon return of the Template, the Conflict Minerals project team reviewed the contents of the response. If information on a Template returned from a vendor appeared to be incomplete, incorrect, or not trustworthy, our purchasing team would return the Template to the supplier by email with a request to complete or correct the questionable information. All returned Templates are stored in our supply chain Conflict Minerals records database to which all project team members have access. We maintain our supply chain Conflict Minerals records in a database developed by us specifically for this purpose.

If a vendor indicates that it is not willing to abide by the Company Policy or if the Company determines that a supplier is not sourcing Conflict Minerals in accordance with the Company Policy, the Company will take steps to replace that vendor as a source for Covered Products at the earliest practicable time.

As a contract manufacturer, we are a downstream purchaser of Conflict Minerals. As a result, our due diligence process can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the conflict minerals necessary to the function of the Covered Products. Our process relies on data obtained directly from our vendors who seek similar information within their supply chain to identify the original sources of the necessary Conflict Minerals. Such sources of information may yield inaccurate or incomplete information.

Based on the information that was provided by the Company’s vendors and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed on Appendix B to this report.

Based on the information obtained pursuant to the due diligence process, the Company does not have sufficient information with respect to the Covered Products to determine the country of origin of the Conflict Minerals in the Covered Products. The Company’s efforts to determine the mine or location of origin of the Conflict Minerals in the Covered Products consisted of the due diligence measures described in this Report. During the next compliance period, the Company intends to continue to engage, directly or through its supply chain, with the smelters and refiners set forth on Appendix B in order to identify the country of origin and mine or location of origin of the Conflict Minerals in the Covered Products.

The Company expects to take the following steps, among others, to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Company’s products finance or benefit armed groups in the Covered Countries: (i) the Company will continue to engage with vendors, smelters and refiners in its supply chain to obtain current, accurate and complete information about the supply chain; (ii) the Company will again request information and supporting data from each vendor who provides the Company with Covered Products by utilizing the Template; and will pursue a fully and accurately completed Template; (iii) the Company is implementing contractual provisions in agreements with its suppliers or manufacturers that require the supplier or manufacturer to abide by the terms of the Company’s Conflict Mineral Policy; and (iv) the Company encourages its vendors to have only verifiably “conflict free” sources.

APPENDIX A

COVERED PRODUCTS

CV JOINT BOOTS

WHEEL CAPS

EXHAUST MANIFOLDS

HARMONIC BALANCERS

ENGINE ACCESSORY PULLEYS

RADIATOR FAN ASSEMBLIES

FAN PULLEY BRACKETS

INTAKE MANIFOLDS & GASKETS

AC BYPASS

FUEL TANKS

AXLE SHAFTS

4WD COMPONENTS

FUEL PUMPS

CLUTCH COMPONENTS

FUEL TANK LEVEL SENSORS

OIL PANS

TIMING COVERS

AIRBAG CLOCKSPRINGS

FUEL FILLER NECKS

WINDOW LIFT MOTORS

SUSPENSION COMPRESSORS

AUTOMOTIVE LIGHTING

AIR CLEANER ASSEMBLIES

WINDOW REGULATORS

AIR INTAKE HOSES

AIR DOOR ACTUATORS

DOOR LOCK ACTUATORS

CONTROL ARMS

HANDLES - DOOR & WINDOW

WIPER ARMS & MOTORS

MIRROR ASSEMBLIES

CAMSHAFT SYNCHRONIZERS

FLUID RESERVOIRS

FAN CLUTCHES

SHIFT SOLENOIDS

BACKUP SENSORS

STEERING SHAFTS

A.I.R. PUMPS & VALVES

MIRROR GLASS

WIRING ACCESSORIES

FUEL LINES

CLUTCH LINES

OIL COOLER LINES

TRANSMISSION LINES

HEATER HOSE ASSEMBLIES

EGR TUBES

DIFFERENTIAL COVERS

CONNECTORS & SWITCHES

ELECTRICAL & ELECTRICAL TOOLS

AUTOMATIC BELT TENSIONERS

TIMING BELT ADJUSTERS

TORSION BARS

SHACKLES

RELEASE CABLES

PRIMARY WIRE

BRASS FITTINGS

NEW MASTER CYLINDER

ABS SENSORS

BLOWER MOTOR RESISTORS

STEERING KNUCKLES

HUB BEARINGS

SWAY BARS/BRACKETS

LEAF SPRINGS

TRANSMISSION PANS

WHEEL HUBS

INTEGRATED EXHAUST MANIFOLDS

PIGTAILS & SOCKETS

IDLER PULLEYS

TPMS SENSORS

CHASISS PARTS

INSTRUMENT CLUSTERS

WATER OUTLETS

BODY MOUNTS

BRAKE DUST SHIELDS

BLEND DOORS

SEAT HEATERS

ACC PEDAL SENSORS

FUEL AND EMISSIONS

VARIABLE VALVE TIMEING & CAM PHASERS

SWITCHES

HARD TO FIND HARD PARTS

HAZARD SWITCHES

WIPER PULSE BOARDS (DISC.)

VALVE COVERS

DRIVE TRAIN

LIGHTS

VEHICLE SPEED SENSORS

WATER PUMP HOUSINGS

SLIDING DOOR MOTORS

DOOR HINGE REPAIR

TAILGATE PARTS & COMPONENTS

VENT WINDOW MOTORS

EXHAUST COMPONENTS

TRUNK AND LIFTGATE MOTORS

TRUNK AND LIFTGATE MOTORS

POWER STEERING COMPONENTS

THROTTLE BODY COMPONENTS

TRANSFER CASE CONTROL MODULES

COOLERS

CLIMATE CONTROL

MULTIFUNCTION SWITCHES

POWER WINDOW SWITCH MODULES

IGNITION SWITCHES

EMISSION CONTROL COMPONENTS

TOTALLY INTEGRATED POWER MODULES

MASS AIR FLOW SENSORS

RADIATOR FAN ASSEMBLIES

ELECTRICAL TERMINALS

ABS MODULES

ACTIVE SUSPENSION COMPONENTS

INTERIOR AND EXTERIOR BODY PARTS & FASTENERS

TRANSPONDER KEYS

MAINTENANCE FASTENERS

QUICK CONNECTORS

THREADED FASTENERS

CHROME WHEEL HARDWARE

EXPANSION PLUGS

OIL FILTER CAPS

OIL DRAIN PLUGS & GASKETS

SPINDLE NUTS

VACUUM CONNECTORS

WHEEL HARDWARE

VALUE PACKS AUTO

ASSORTMENTS

AROUND THE HOUSE

PICTURE HANGING

ANCHORS

WOOD SCREWS

SCREWS/BOLTS/NUTS

SHEET METAL SCREWS

NAILS

VALUE PACKS HOME

HARDWARE

GARAGE ORGANIZATION

CHAIN

HOME ORGANIZATION PRODUCTS

AUTO ORGANIZATION PRODUCTS

AUTOMOTIVE VENTS

FLOORING & FLOOR CARE

HOUSEHOLD TOOLS

BRAKE HYDRAULIC KIT

CLUTCH HYDRAULIC KIT

BRAKE HARDWARE

BRAKE CABLES

BRAKE HOSE

RADIOS

WHEEL CYLINDER

CLUTCH MASTER

CLUTCH SLAVE

IMPACT SENSORS

MAGNETIC CAM AND CRANKSHAFT SENSOR

BODY CONTROL MODULES

TRANSMISSION PARTS

BRAKES

STEERING AND SUSPENSION AUTO

EXHAUST AND INLET

CV JOINT BOOTS

WHEELS

PEDAL PADS & COMPONENTS

KEYLESS REMOTE CASES

HYBRID BATTERIES

APPENDIX B

SMELTERS AND REFINERS

BANKA TIN

CHINA MINMETALS

HUICHANG JINSHUNDA TIN CO. LTD

MALAYSIA SMELTING CORP

METALLO CHIMIQUE

MINERAÇÃO TABOCA S.A.

MINGSHIDA TIN SOLDERING MATERIAL CO., LTD.

MINSUR

OMSA

PT BANGKA PUTRA KARYA

PT BUKIT TIMAH

PT KOBA TIN

PT STANINDO INTI PERKASA

PT TIMAH

SHANDONG ZHAOYUAN GOLD ARGENTINE REFINING COMPANY LIMITED

SHAOXING CITY SHENFA METAL FACTORY

THAILAND SMELTING AND REFINING CO. LTD.

YUNNAN TIN COMPANY LIMITED

YUN NAN TIN CO. LTD

YUNTINIC RESOURCES INC.

YUNNAN CHENGFENG NON-FERROUS METALS CO LTD

HERAEUS HONG KONG

HERAEUS LTD HONG KONG

MITSUBISHI MATERIALS CORPORATION

THAILAND SMELTING AND REFINING CO. LTD.

THAISARCO

MITSUI MINING & SMELTING

TANAKA

TANAKA KIKINNZOKU KOGYO K.K.

PT REFINED BANKA TIN

CHINA MINMETALS

H.C. STARCK GMBH

CV DUTA PUTRA BANGKA

CV UNITED SMELTING

GLOBAL TUNGSTEN & POWDERS CORP

RFH

PT TIMAH NUSANTARA

JIANGXI TUNGSTEN INDUSTRY GROUP CO LTD

YOKOHAMA METAL CO LTD

NIHON MATERIAL CO. LTD

CHUGAI MINING

GANNON & SCOTT

TORECOM

PT SARIWIGUNA BINASENTOSA

DAEJIN INDUS CO. LTD

MATSUDA SANGYO CO. LTD

DAERYONGENC

F&X ELECTRO-MATERIALS LIMITED

DO SUNG CORPORATION

TAKI CHEMICALS

HWASUNG CJ CO. LTD

TELEX

KOREA METAL

HC STARCK

CARIDAD

PT SUMBER JAYA INDAH

JOHNSON MATTHEY INC

PT TAMBANG TIMAH

JIANGXI COPPER COMPANY LIMITED

EM VINTO

PLANSEE

NINGXIA

AIDA CHEMICAL INDUSTRIES CO. LTD.

GEJIU ZI-LI

SOLIKAMSK METAL WORKS

GEIJU NON-FERROUS METAL PROCESSING CO. LTD.

KEMET BLUE POWDER

GOLD BELL GROUP

CHONGYI ZHANGYUAN TUNGSTEN CO LTD

LIUZHOU CHINA TIN

ZHUZHOU CEMENTED CARBIDE

SHANDONG GOLD MINING (LAIZHOU)

ATI TUNGSTEN MATERIALS

SHANDONG ZHAOJIN GOLD & SILVER REFINERY CO. LTD

CNMC (GUANGXI) PGMA CO. LTD.

DOWA METALS & MINING CO. LTD

ZHONGJIN GOLD CORPORATION LIMITED

PT YINCHENDO MINING INDUSTRY

ALLGEMEINE GOLD- & SILBERSCHEIDEANSTALT

PT BANGKA TIN INDUSTRY

CV JUSTINDO

CV MAKMUR JAYA

NOVOSIBIRSK INTEGRATED TIN WORKS

CV NURJANAH

COOKSON

CV SERUMPUN SEBALAI

DUOLUOSHAN SAPPHIRE RARE METAL CO. LTD

ARGOR-HERAEUS SA

JIUJIANG TANBRE

PT ALAM LESTARI KENCANA

PT ARTHA CIPTA LANGGENG

CONGHUA TANTALUM AND NIOBIUM SMELTRY

PT BABEL SURYA ALAM LESTARI

ASAKA RIKEN CO LTD

ULBA

PT BANGKA TIMAH UTAMA SEJAHTERA

EXOTECH INC.

XSTRATA

CABOT CORPORATION

AGR MATTHEY

HI-TEMP

CHAOZHOU XIANGLU TUNGSTEN INDUSTRY CO LTD

PT EUNINDO USAHA MANDIRI

JIANGXI RARE EARTH & RARE METALS TUNGSTEN GROUP CORP

PT FANG DI MULTINDO

XIAMEN TUNGSTEN CO LTD

PT HP METALS INDONESIA

GANZHOU GRAND SEA W & MO GROUP CO LTD

A.L.M.T. CORP.

PT MITRA STANIA PRIMA

KOJIMA CHEMICALS CO. LTD

ASAHI PRETEC CORP

PT BELITUNG INDUSTRI SEJAHTERA

PT BILLITIN MAKMUR LESTARI